Exhibit 16.1

March 15, 2023

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Nobility Homes, Inc. Changes in Registrant’s Certifying Accountant

We have read the statements made by Nobility Homes, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of the Company dated March 15, 2023, and agree with such statements contained therein as they pertain to our firm.

Sincerely,

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Jupiter, Florida